APPLIED | MOLECULAR | TRANSPORT

APPLIED MOLECULAR TRANSPORT INC
C/O BROADRIDGE FINANCIAL SOLUTIONS
POST OFFICE BOX 9112
FARMINGDALE, NY 11735-9544

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on , 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMTI2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on , 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24938-S75875 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

APPLIED MOLECULAR TRANSPORT INC.

The Board of Directors recommends you vote FOR Proposal One:

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated September 21, 2023, among Cyclo Therapeutics, Inc., a Nevada corporation ("Cyclo"), Cameo Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cyclo ("Merger Sub"), and Applied Molecular Transport Inc., a Delaware corporation ("AMTI"), as may be amended from time to time (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into AMTI, with AMTI continuing as the Surviving Corporation (as defined in the joint proxy statement/prospectus accompanying this proxy card) and a wholly owned subsidiary of Cyclo (the "Merger") and all related transactions contemplated thereby. A copy of the Merger Agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy card.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal Two:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of AMTI in connection with the consummation of the merger.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal Three:

	For	Against	Abstain
3. To approve the adjournment from time to time of the AMTI special meeting, if necessary, to solicit additional proxies if there are insufficient shares of AMTI common stock present or represented by proxy at the AMTI special meeting to constitute a quorum at the AMTI special meeting or any adjournment or postponement thereof.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement as amended, is available at www.proxyvote.com.

V24939-S75875

Applied Molecular Transport Inc.
Special Meeting of Stockholders
, , 2023 at
This proxy is solicited by the Board of Directors

The undersigned stockholder of Applied Molecular Transport Inc., a Delaware corporation, hereby acknowledges receipt of the Special Meeting of Stockholders and Proxy Statement, and hereby appoints Shawn Cross and Brandon Hants and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Special Meeting of Stockholders of Applied Molecular Transport Inc. to be held on , 2023 at , and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2023 Special Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/AMTI2023SM.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side